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                                                                       EXHIBIT 3


                              CERTIFICATE OF TRUST
                                       OF
                       DAIMLERCHRYSLER AUTO TRUST 2000-B

          THIS Certificate of Trust of DaimlerChrysler Auto Trust 2000-B (the "Trust") is being duly executed and filed by Chase Manhattan Bank Delaware, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del.C. ss 3801 et seq.) (the "Act").

          1. Name: The name of the business trust formed hereby is DaimlerChrysler Auto Trust 2000-B.

          2. Delaware Trustee: The name and business address of the trustee of the Trust in the State of Delaware is Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801, Attention: Corporate Trustee Administration Department.

          3. Effective Date: This Certificate of Trust shall be effective upon its filing with the Secretary of the State of Delaware.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust in accordance with Section 3811(a) of the Act.


                               CHASE MANHATTAN BANK DELAWARE, not
                               in its individual capacity but solely as trustee




                               By:   /s/ John J. Cashin
                                     ------------------
                               Name:  John J. Cashin
                               Title: Vice President